                                  EXHIBIT 99.1

                          WESTLAKE CHEMICAL CORPORATION

Contact - (713) 960-9111
Finance - Ruth I. Dreessen
Media - David R. Hansen

--------------------------------------------------------------------------------


                WESTLAKE CHEMICAL REPORTS FOURTH QUARTER RESULTS

Houston, (Mar. 9, 2004) - Westlake Chemical Corporation today reported fourth quarter net sales of $365.9 million, net income of $10.1 million and adjusted EBITDA of $47.1 million. Net sales, net income and adjusted EBITDA compare favorably to net sales of $282.0 million, net loss of $3.4 million and adjusted EBITDA of $21.5 million for the fourth quarter of 2002. The improvement in sales was a result of increased selling prices and higher sales volumes. The improvement in adjusted EBITDA and net income were due to higher selling prices and volumes and lower selling, general and administrative expenses (SG&A), which were partially offset by higher raw material and energy costs. Selling, general and administrative expenses were favorable in the fourth quarter of 2003 as compared to the fourth quarter of 2002 primarily due to the receipt of $3.2 million resulting from a legal settlement with a software vendor and provisions made in 2002 related to accounts receivable.

Sequentially, fourth quarter 2003 sales of $365.9 million compares favorably to the $358.6 million of net sales in the third quarter of 2003. Sales were higher in the fourth quarter primarily due to higher selling prices. The fourth quarter adjusted EBITDA was higher than the $29.0 million reported in the third quarter of 2003 due to higher selling prices, which were partially offset by higher feedstock and energy costs. The fourth quarter net income was higher than the $9.4 million net loss reported in the third quarter of 2003. The net loss reported in the third quarter of 2003 was adversely impacted by debt retirement costs of $11.3 million resulting from the refinancing of the company's debt.

For the year ended December 31, 2003, net sales were $1,423.0 million, net income was $12.3 million and adjusted EBITDA was $153.0 million compared to net sales of $1,072.6 million, net loss of $1.3 million and adjusted EBITDA of $101.4 million for last year. The increases were primarily a result of higher prices and lower SG&A, reduced by higher raw material and energy costs.

OLEFINS SEGMENT

Income from operations increased by $16.3 million to $17.7 million in the fourth quarter of 2003 from $1.4 million in the fourth quarter of 2002. This increase was primarily due to higher selling prices and higher sales volumes in polyethylene and styrene, which were partially offset by higher feedstock and energy costs and lower ethylene production volumes. Ethylene production volumes were lower in the fourth quarter of 2003 as compared to the fourth quarter of 2002 due to a planned outage for maintenance.

Fourth quarter 2003 income from operations was $17.7 million, as compared to income from operations of $7.9 million in the third quarter of 2003, an increase of $9.8 million. The increase was primarily due to higher selling prices, which were partially offset by higher feedstock and energy costs.

Income from operations in our Olefins segment increased by $42.7 million to $50.6 million in the twelve months ended December 31, 2003 from $7.9 million in 2002. This increase was due to price increases for ethylene, polyethylene and styrene, reduced by higher raw material cost of ethane and propane and higher energy costs. The increase was also due to higher sales volumes for ethylene and polyethylene and higher production volumes for ethylene.

VINYLS SEGMENT

Fourth quarter income from operations was $4.8 million, as compared to a loss from operations of $0.4 million in the fourth quarter of 2002. This increase was due to higher selling prices for PVC pipe, PVC resin and VCM and higher sales volumes in PVC pipe and PVC resin. These increases were partially offset by higher raw material and energy costs.

The fourth quarter income from operations of $4.8 million compares favorably to the third quarter 2003 loss from operations of $0.2 million. This increase was due to higher selling prices for PVC pipe, PVC resin and VCM and higher sales volumes in PVC resin and VCM. These increases were partially offset by lower PVC pipe sales volumes, lower caustic selling prices and higher feedstock and energy costs.

Income from operations in our Vinyls segment increased by $3.8 million to $14.3 million in the twelve months ended December 31, 2003 from $10.5 million in 2002. This increase was primarily due to higher selling prices for PVC pipe, PVC resin, VCM and caustic and higher production volumes for chlor-alkali. These increases were partially offset by lower sales volumes for PVC pipe, PVC resin and VCM and higher feedstock and energy costs. Higher production volumes for chlor-alkali resulted from an expansion and conversion of the chlor-alkali plant to membrane technology in the first quarter of 2002.

In this release, Westlake refers to a non-GAAP financial measure, adjusted EBITDA. Adjusted EBITDA is calculated as net income before interest expense, income taxes, depreciation and amortization, other income [expense], debt retirement costs, impairment of long-lived assets (a non-cash charge) and minority interest. Adjusted EBITDA is not a substitute for the GAAP measures of earnings and cash flow. Adjusted EBITDA is included in this release because management believes that it is a useful tool for measuring the company's ability to meet its future debt service, capital expenditure and working capital requirements and for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not necessarily a measure of the Company's ability to fund its cash needs. In addition, it should be noted that companies calculate EBITDA differently and, therefore, adjusted EBITDA as presented in this release may not be comparable to EBITDA or adjusted EBITDA reported by other companies.

WESTLAKE CHEMICAL CORPORATION CONFERENCE CALL INFORMATION:

A conference call to discuss Westlake Chemical Corporation's fourth quarter results will be held today, Tuesday, Mar. 9, at 11:00 a.m. EST (10:00 a.m. CST). To access the conference call, dial (800) 299-9086, or (617) 786-2903 for international callers, approximately 10 minutes prior to the scheduled start time and reference passcode 16268507.

A replay of today's conference call will be available beginning an hour after its conclusion until 5:00 p.m. EST (4:00 p.m. CST) on Tuesday, Mar. 16. To hear a replay, dial (888) 286-8010, or (617) 801-6888 for international callers. The replay passcode is 47200285.

Westlake is a manufacturer and supplier of petrochemicals, polymers and fabricated products with headquarters in Houston, Texas. The company's range of products includes; ethylene, polyethylene, styrene, vinyl intermediates, PVC and PVC pipe, windows and fence. For more information, visit the company's Web site at www.westlakegroup.com.

                        WESTLAKE CHEMICAL CORPORATION

                     CONSOLIDATED STATEMENT OF OPERATIONS

                            (UNAUDITED, IN $000)

                                                          THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                              DECEMBER 31                   DECEMBER 31
                                                        -----------------------     ---------------------------
                                                           2003          2002           2003            2002
                                                        ---------     ---------     -----------     -----------
Net Sales                                               $ 365,879     $ 282,016     $ 1,423,034     $ 1,072,627
Cost of Sales                                             331,417       266,432       1,305,808       1,002,092
                                                        ---------     ---------     -----------     -----------
Gross Profit                                               34,462        15,584         117,226          70,535

Selling, General and Administrative Expenses                9,371        17,310          53,136          58,783
Impairment of Long-Lived assets                             1,353         2,239           2,285           2,239
                                                        ---------     ---------     -----------     -----------

Income from Operations                                     23,738        (3,965)         61,805           9,513

Interest Expense                                          (10,536)       (8,363)        (36,788)        (32,907)
Debt Retirement Cost                                           --            --         (11,343)             --
Other Income, net                                           3,018         2,499           7,620           6,784
                                                        ---------     ---------     -----------     -----------

Income (Loss) before Taxes and Minority Interest           16,220        (9,829)         21,294         (16,610)

Income Tax Provision (Benefit)                              6,146        (4,105)          7,936          (7,206)
                                                        ---------     ---------     -----------     -----------

Income (Loss) before Minority Interest                     10,074        (5,724)         13,358          (9,404)
Minority Interest                                              --        (2,355)          1,057          (8,065)
                                                        ---------     ---------     -----------     -----------
NET INCOME (LOSS)                                       $  10,074     $  (3,369)    $    12,301     $    (1,339)
                                                        =========     =========     ===========     ===========


             RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

                              (UNAUDITED, IN $000)

                                                          THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                              DECEMBER 31                   DECEMBER 31
                                                        -----------------------     ---------------------------
                                                           2003          2002           2003            2002
                                                        ---------     ---------     -----------     -----------
NET INCOME (LOSS)                                       $  10,074     $  (3,369)    $    12,301     $    (1,339)
   Plus:
      Minority Interest                                        --        (2,355)          1,057          (8,065)
      Income Tax Provision (Benefit)                        6,146        (4,105)          7,936          (7,206)
      Interest Expense                                     10,536         8,363          36,788          32,907
      Depreciation and amortization                        22,033        23,259          88,878          89,602
                                                        ---------     ---------     -----------     -----------
          EBITDA EXCLUDING MINORITY INTEREST               48,789        21,793         146,960         105,899
                                                        ---------     ---------     -----------     -----------
   Less:
      Debt Retirement Cost                                     --            --         (11,343)             --
      Other Income, net                                     3,018         2,499           7,620           6,784
   Plus:
      Impairment of Long-Lived assets                       1,353         2,239           2,285           2,239
                                                        ---------     ---------     -----------     -----------
          ADJUSTED EBITDA                               $  47,124     $  21,533     $   152,968     $   101,354
                                                        =========     =========     ===========     ===========

                          WESTLAKE CHEMICAL CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                              (unaudited, in $000)

                                                                         DECEMBER 31      DECEMBER 31
                                                                             2003             2002
                                                                         -----------      -----------
                                        ASSETS
Current Assets:
  Cash and Cash Equivalents                                              $    37,371      $    10,074
  Accounts Receivable (net)                                                  178,639          123,234
  Inventories                                                                180,760          170,866
  Other Current Assets                                                        16,073           31,298
                                                                         -----------      -----------
     Total Current Assets                                                    412,843          335,472
Property, Plant and Equipment (net)                                          905,068          935,463
Other Assets (net)                                                            68,027           51,118
                                                                         -----------      -----------

        Total Assets                                                     $ 1,385,938      $ 1,322,053
                                                                         ===========      ===========

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts Payable and Accrued Liabilities                               $   179,970      $   134,661
  Current Portion of Long-Term Debt                                            1,200           14,673
                                                                         -----------      -----------
     Total Current Liabilities                                               181,170          149,334
Long-Term Debt                                                               509,089          491,677
Other Liabilities                                                            153,047          156,323
                                                                         -----------      -----------

        Total Liabilities                                                    843,306          797,334
                                                                         -----------      -----------

Minority Interest                                                                 --           81,294
Stockholders' Equity                                                         542,632          443,425

                                                                         -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                               $ 1,385,938      $ 1,322,053
                                                                         ===========      ===========

                                 WESTLAKE CHEMICAL CORPORATION

                             CONSOLIDATED STATEMENTS OF CASH FLOWS

                                     (UNAUDITED, IN $000)

                                                               TWELVE MONTHS ENDED
                                                           -----------------------------
                                                           DECEMBER 31       DECEMBER 31
                                                           -----------       -----------
                                                               2003              2002
                                                            ---------         ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)                                           $  12,301         $  (1,339)
                                                            ---------         ---------
Adjustments to Reconcile Net Income to Net Cash:
  Depreciation and Amortization                                88,878            89,602
  Deferred Taxes Expense (Benefit)                              6,134            (7,939)
  Minority Interest in income                                   1,057            (8,065)
  Other Balance Sheet Changes                                 (29,253)         (101,935)
                                                            ---------         ---------
                                                               66,816           (28,337)

Net Cash Provided by (Used for) Operating Activities           79,117           (29,676)
                                                            ---------         ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment                    (44,931)          (38,587)
Proceeds from Insurance Claims                                  3,350             4,901
                                                            ---------         ---------

Net Cash Used for Investing Activities                        (41,581)          (33,686)
                                                            ---------         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Equity Contribution from Parent                               1,039                --
  Proceeds from Borrowings                                    708,875           113,890
  Repayment of Borrowings                                    (720,153)         (119,445)
                                                            ---------         ---------

Net Cash Used for Financing Activities                        (10,239)           (5,555)
                                                            ---------         ---------

NET INCREASE (DECREASE) IN CASH                                27,297           (68,917)

Cash Balance at the Beginning of the Period                    10,074            78,991
                                                            ---------         ---------

Cash Balance at the End of the Period                       $  37,371         $  10,074
                                                            =========         =========

                          WESTLAKE CHEMICAL CORPORATION

                               SEGMENT INFORMATION

                              (UNAUDITED, IN $000)


                                                   THREE MONTHS ENDED               TWELVE MONTHS ENDED
                                                      DECEMBER 31                       DECEMBER 31
                                                -------------------------       -----------------------------
                                                   2003            2002             2003              2002
                                                ---------       ---------       -----------       -----------
NET SALES TO EXTERNAL CUSTOMERS
Olefins                                         $ 224,486       $ 168,254       $   876,968       $   599,035
Vinyls                                            141,393         113,762           546,066           473,592
                                                ---------       ---------       -----------       -----------
                                                $ 365,879       $ 282,016       $ 1,423,034       $ 1,072,627
                                                =========       =========       ===========       ===========

                          RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA

INCOME (LOSS) FROM OPERATIONS
Olefins                                         $  17,729       $   1,375       $    50,573       $     7,875
Vinyls                                              4,821            (423)           14,294            10,482
Corporate and Other                                 1,188          (4,917)           (3,062)           (8,844)
                                                ---------       ---------       -----------       -----------
                                                $  23,738       $  (3,965)      $    61,805       $     9,513
                                                =========       =========       ===========       ===========

IMPAIRED ASSETS
Olefins                                         $     612       $      --       $     1,544       $        --
Vinyls                                                 --           2,239                --             2,239
Corporate and Other                                   741              --               741                --
                                                ---------       ---------       -----------       -----------
                                                $   1,353       $   2,239       $     2,285       $     2,239
                                                =========       =========       ===========       ===========

DEPRECIATION AND AMORTIZATION
Olefins                                         $  13,750       $  13,624       $    52,688       $    53,495
Vinyls                                              8,161           7,775            33,103            32,347
Corporate and Other                                   122           1,860             3,087             3,760
                                                ---------       ---------       -----------       -----------
                                                $  22,033       $  23,259       $    88,878       $    89,602
                                                =========       =========       ===========       ===========

ADJUSTED EBITDA
Olefins                                         $  32,091       $  14,999       $   104,805       $    61,370
Vinyls                                             12,982           9,591            47,397            45,068
Corporate and Other                                 2,051          (3,057)              766            (5,084)
                                                ---------       ---------       -----------       -----------
                                                $  47,124       $  21,533       $   152,968       $   101,354
                                                =========       =========       ===========       ===========